POWER OF ATTORNEY                      Exhibit 24



KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Peter H. Kelley, Ronald J. Endres and David J. Kvapil, or any of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended June 30, 2000 of Southern Union Company, a Delaware corporation, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange.

Dated:    September 20, 2000


JOHN E. BRENNAN                         GEORGE L. LINDEMANN
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John E. Brennan                         George L. Lindemann



FRANK W. DENIUS                         ROGER J. PEARSON
----------------------                  ---------------------------------------
Frank W. Denius                         Roger J. Pearson



AARON I. FLEISCHMAN                     GEORGE ROUNTREE, III
----------------------                  --------------------------------------
Aaron I. Fleischman                     George Rountree, III



ADAM M. LINDEMANN                       DAN K. WASSONG
----------------------                  ---------------------------------------
Adam M. Lindemann                       Dan K. Wassong



KURT A. GITTER, M.D.                    RONALD W. SIMMS
-----------------------                 ---------------------------------------
Kurt A. Gitter                          Ronald W. Simms


THOMAS F. KARAM
------------------------
Thomas F. Karam